EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement"), made and effective this 28th day of March, 1997, by and between XOMA CORPORATION ("XOMA" or the "Company"), a Delaware corporation with its principal office at 2910 Seventh Street, Berkeley, California, and Patrick J. Scannon, M.D, Ph.D., ("Executive"), an individual residing at 176 Edgewood, San Francisco, California.

     WHEREAS, the Company wishes to enter into this Agreement to assure the Company of the continued services of Executive; and

     WHEREAS, Executive is willing to enter into this Agreement and to serve in the employ of the Company upon the terms and conditions hereinafter provided;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Employment. The Company agrees to employ Executive, and Executive agrees to enter the employ of the Company, for the period referred to in Section 3 hereof and upon the other terms and conditions herein provided.

     2. Position and Responsibilities. The Company agrees to employ Executive in the position of Chief Scientific and Medical Officer, and Executive agrees to serve as Chief Scientific and Medical Officer, for the term and on the conditions hereinafter set forth. Executive agrees to perform such services not inconsistent with his position as shall from time to time be assigned to him by the Chairman of the Board, President and Chief Executive Officer of the Company (the "Chairman").

     3. Term and Duties.

     (a) Term of Employment. This Agreement shall become effective and the term of employment pursuant to this Agreement shall commence on March 28, 1997 and will continue for one (1) year until March 27, 1998, when it will terminate unless it is extended by mutual written consent of Executive and the Company or unless Executive's employment is terminated by the Company or he resigns from the Company's employ as described herein.

     (b) Duties. During the period of his employment hereunder Executive shall serve the Company as its Chief Scientific and Medical Officer, and except for illnesses, vacation periods and reasonable leaves of absence, Executive shall devote all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder.

     So long as Executive is Chief Scientific and Medical Officer of the Company, he will discharge all duties incidental to such office and such further duties as may be reasonably

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assigned to him from time to time by the Chairman.

     4. Compensation and Reimbursement of Expenses.

     (a) Compensation. For all services rendered by Executive as Chief Scientific and Medical Officer during his employment under this Agreement, the Company shall pay Executive as compensation a salary at a rate of not less than $300,000 per annum. All taxes and governmentally required withholding shall be deducted in conformity with applicable laws.

     (b) Loan. In further consideration of Executive's agreement to the terms hereof, the Company has agreed to a one year extension of a loan previously provided to Executive in the principal amount of $251,297.46 (the "Loan") on the terms and subject to the conditions set forth herein. On the date on which Executive and the Company agreed that the Loan was to be funded (the "Loan Date"), Executive executed a promissory note in the form attached hereto as Exhibit A evidencing the Loan and a pledge agreement in the form attached hereto as Exhibit B granting to the Company a first priority security interest in all of the outstanding shares of Common Stock owned by Executive on the effective date of this Agreement, whereupon the Company did lend to Executive the principal amount of the Loan. The full amount of the Loan will be repaid by Executive as soon as reasonably practicable and in any event no later than March 27, 1998, or on demand following any earlier termination of or resignation by Executive. Interest will accrue on the Loan at a rate per annum equal to the prime rate, as published in The Wall Street Journal on the Loan Date, and will be payable as and when the Loan is repaid.

     (c) Reimbursement of Expenses. The Company shall pay or reimburse Executive for all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement in a manner consistent with past Company practice. The Company further agrees to furnish Executive with such assistance and accommodations as shall be suitable to the character of Executive's position with the Company, adequate for the performance of his duties and consistent with past Company practice.

     5. Participation in Benefit Plans. The payments provided in Section 4 hereof are in addition to benefits Executive is entitled to under any group hospitalization, health, dental care, disability insurance, surety bond, death benefit plan, travel and/or accident insurance, other allowance and/or executive compensation plan, including, without limitation, any senior staff incentive plan, capital accumulation and termination pay programs, restricted or non-restricted stock purchase plan, stock option plan, retirement income or pension plan or other present or future group employee benefit plan or program of the Company for which key executives are or shall become eligible, and Executive shall be eligible to receive during the period of his employment under this Agreement, and during any subsequent

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period(s) for which he shall be entitled to receive payment from the Company under paragraph 6(b) below, all benefits and emoluments for which key executives are eligible under every such plan or program to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof.

     6. Payments to Executive Upon Termination of Employment.

     (a) Termination. Upon the occurrence of an event of termination (as hereinafter defined) during the period of Executive's employment under this Agreement, the provisions of this paragraph 6(a) and paragraph 6(b) shall apply. As used in this Agreement, an "event of termination" shall mean and include any one or more of the following:

               (i) The termination by the Company of Executive's employment hereunder for any reason other than pursuant to paragraph 6(c); or

               (ii) Executive's resignation from the Company's employ, upon not less than thirty (30) days' prior written notice.

     (b) Continuation of Salary and Other Benefits. Upon the occurrence of an event of termination under paragraph 6(a), the Company (i) shall, subject to the provisions of Section 7 below, pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries of his estate, as the case may be, as severance pay or liquidated damages, or both, semi-monthly for a period of twelve (12) months following the event of termination (the "Severance Payment Period"), a sum equal to his current salary in effect at the time of the event of termination, but in no case less than $300,000 per annum, (ii) shall continue to provide the other benefits referred to in Section 5 hereof until the end of the Severance Payment Period or until Executive becomes employed elsewhere, whichever is earlier, and (iii) shall continue to provide the benefits provided for in paragraph 4(c) to the extent of expenses incurred but not reimbursed prior to the event of termination. Such payments shall commence on the last day of the next regular pay period following the date of the event of termination, or, at the election of the Company, may be paid in one lump sum or in such other installments as may be mutually agreed between the Company and Executive or, in the event of his subsequent death, his beneficiary or beneficiaries or legal representative, as the case may be.

     (c) Other Termination of Employment. Notwithstanding paragraphs 6(a) and
(b) or any other provision of this Agreement to the contrary, if on or after the date of this Agreement and prior to the end of the term hereof:

               (i) Executive has been convicted of any crime or offense constituting a felony under applicable law, including, without limitation, any act of dishonesty

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          such as embezzlement, theft or larceny;

               (ii) Executive shall act or refrain from acting in respect of any of the duties and responsibilities which have been assigned to him in accordance with this Agreement and shall fail to desist from such action or inaction within ten (10) days (or such longer period of time, not exceeding ninety (90) days, as Executive shall in good faith and the exercise of reasonable efforts require to desist from such action or inaction) after Executive's receipt of notice from the Company of such action or inaction and the Board of Directors determines that such action or inaction constituted gross negligence or a willful act of malfeasance or misfeasance of Executive in respect of such duties; or

               (iii) Executive shall breach any material term of this Agreement and shall fail to correct such breach within ten (10) days (or such longer period of time, not exceeding ninety (90) days, as Executive shall in good faith and the exercise of reasonable efforts require to cure such breach) after Executive's receipt of notice from the Company of such breach;

then, and in each such case, the Company shall have the right to give notice of termination of Employee's services hereunder as of a date (not earlier than fourteen (14) days from such notice) to be specified in such notice and this Agreement (other than the provisions of Section 7 hereof) shall terminate on such date.

     7. Post-Termination Obligations. All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with the following provisions during the term of his employment and for the Severance Payment Period:

     (a) Confidential Information and Competitive Conduct. Executive shall not, to the detriment of the Company, disclose or reveal to any unauthorized person any trade secret or other confidential information relating to the Company or its affiliates or to any businesses operated by them, and Executive confirms that such information constitutes the exclusive property of the Company. Executive shall not otherwise act or conduct himself to the material detriment of the Company or its affiliates, or in a manner which is inimical or contrary to the interests thereof, and shall not, directly or indirectly, engage in, enter the employ of or render any service to any person, firm or business in direct competition with any part of the business being conducted by the Company; provided, however, that Executive's ownership less than five percent (5%) of the outstanding stock of a corporation shall not be itself be deemed to constitute such competition. Executive recognizes that the possible restrictions on his activities which may occur as a result of his performance of his obligations under this paragraph 7(a) are required for the reasonable protection of the Company and its investments. For purposes hereof, "direct competition"

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


means the pursuit of one or more of the same therapeutic or diagnostic indications utilizing a substantially similar scientific basis.

     (b) Failure of Executive to Comply. If, for any reason other than death or disability, Executive shall, without written consent of the Company, fail to comply with the provisions of paragraph 7(a) above, his rights to any future payments or other benefits hereunder shall terminate, and the Company's obligations to make such payments and provide such benefits shall cease.

     (c) Remedies. Executive agrees that monetary damages would not be adequate compensation for any loss incurred by the Company by reason of a breach of the provisions of this Section 7 and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     8. Effect of Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreements between the Company and Executive.

     9. General Provisions.

     (a) Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, Executive and the Company and their respective permitted successors and assigns.

     (b) Legal Expenses. In the event that Executive incurs legal expenses in contesting any provision of this Agreement and such contest results in a determination that the Company has breached any of its obligations hereunder, Executive shall be reimbursed by the Company for such legal expenses.

     10. Successors and Assigns.

     (a) Assignment by the Company. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, unless clearly inapplicable, reference herein to the Company shall be deemed to include its successors and assigns.

     (b) Assignment by Executive. Executive may not assign this Agreement in whole or in part.

     11. Modification and Waiver.

     (a) Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) Waiver. No term or condition of this Agreement shall be deemed to have been waived except by written instrument of the party charged with such waiver. No such written waiver shall be deemed a continuing waiver unless specifically stated

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


therein, and each such waiver shall operate only as to the specific term or condition waived.

     12. Severability. In the event any provision of this Agreement or any part hereof is held invalid, such invalidity shall not affect any remaining part of such provision or any other provision. If any court construes any provision of this Agreement to be illegal, void or unenforceable because of the duration or the area or matter covered thereby, such court shall reduce the duration, area or matter of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     13. Governing Law. This Agreement has been executed and delivered in the State of California, and its validity interpretation, performance, and enforcement shall be governed by the laws of said State.

     IN WITNESS WHEREOF, XOMA has caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, all as of the day and year first above written.

                                  XOMA CORPORATION

                                  /S/Christopher J. Margolin
                                  Christopher J. Margolin
                                  Vice President, General Counsel
                                  and Secretary

                                  /s/Patrick J. Scannon
                                  Patrick J. Scannon, M.D., Ph.D.

                                    EXHIBIT A

                                 PROMISSORY NOTE

$251,297.46                                               Berkeley, California
                                 March 28, 1997

     FOR VALUE RECEIVED, the undersigned (the "Obligor") hereby unconditionally promises to pay to the order of XOMA Corporation, a Delaware corporation (the "Obligee"), the principal sum of TWO HUNDRED FIFTY-ONE THOUSAND TWO HUNDRED NINETY-SEVEN DOLLARS AND FORTY-SIX CENTS ($251,297.46) (the "Principal Amount") together with interest from the date hereof at a rate per annum of six percent (6%) on the earlier of (a) five (5) days after the demand of the Obligee if the Obligor ceases to be employed by the Obligee or (b) the 27th day of March, 1998. Said principal sum, and/or any accrued interest, may be prepaid in whole or in part without premium or penalty.

     1. It is hereby understood and agreed that if default be made in the payment of the Principal Amount or of interest accrued and unpaid thereon, then the Obligee may exercise any remedies available at law or in equity, including, but not limited to, foreclosure upon the shares of Obligee's common stock which have hereupon been pledged by the Obligor to the Obligee as security for the Obligor's obligations hereunder pursuant to a Pledge Agreement, but shall not be obligated to proceed first against such collateral and may proceed directly on this Promissory Note. In the event of any such default, the Obligee shall be entitled also to all costs of collection, including the reasonable fees of an attorney. In the event the Obligee proceeds against the collateral and the proceeds of the collateral are inadequate to pay any amounts due on this Promissory Note, the Obligor shall remain liable for any deficiency. In addition, and without limitation of any other provision of this Paragraph, in the event of any default described above, the Obligor authorizes and requests the Obligee to deduct and withhold from compensation otherwise payable by the Obligee to the Obligor an amount equal to the defaulted payment of the Principal Amount and/or of interest accrued and unpaid thereon; provided however, that the Obligee may not so deduct more than fifty (50) percent of any payment of compensation otherwise due the Obligor.

     2. If application shall be made for the appointment of a receiver, trustee or liquidator of the Obligor or any of his property, or if the Obligor shall make a general assignment for the benefit of creditors, be adjudicated a bankrupt or file a voluntary petition in bankruptcy or seek reorganization of any arrangement with creditors, the Obligee may declare this Promissory Note to be due and payable, whereupon this Promissory Note shall forthwith become due and payable without presentment,

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demand, protest, or notice of protest, notice of dishonor, notice of nonpayment or any other notice of any kind, all of which are hereby expressly waived.

     3. No delay or omission on the part of the Obligee in exercising any right hereunder shall operate as a waiver of such right or of any other right, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

     4. If any provision of this Promissory Note should be found to be invalid or unenforceable, all other provisions shall nevertheless remain in full force and effect. This Promissory Note and any of its terms may be changed, waived or terminated only by a written instrument signed by the party against which enforcement of that change, waiver or termination is sought. The rights and obligations of the parties hereunder shall be governed by and interpreted and enforced in accordance with the substantive laws of the State of California, without giving effect to principles of conflicts of law.

     WITNESS the due execution hereof as of the date first above written.

                                    Patrick J. Scannon, M.D., Ph.D.

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                                    EXHIBIT B

                                PLEDGE AGREEMENT

     PLEDGE AGREEMENT dated April 15, 1993, between Patrick J. Scannon, M.D., Ph.D. (the "Pledgor"), and XOMA Corporation, a Delaware corporation (the "Pledgee").

     WHEREAS, the Pledgor is the owner of 69,993 shares (the "Pledged Shares") of Common Stock, par value $0.0005 per share, issued by the Pledgee; and

     WHEREAS, the Pledgee has agreed to loan the Pledgee $290,539.46 in connection with the certain liabilities related to the Pledged Shares (the "Loan"), and the Pledgor has simultaneously with the execution of this Agreement executed a Promissory Note (the "Note") evidencing such indebtedness;

     NOW THEREFORE, in consideration of the premises and in order to induce the Pledgee to make the Loan, the Pledgor hereby agrees with the Pledgee as follows:

     SECTION 1. Pledge. The Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a security interest in, the Pledged Shares and any and all proceeds therefrom.

     SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations of the Pledgor to the Pledgee now or hereafter existing pursuant to the Loan and the Note, whether for principal, interest, fees, expenses or otherwise (all such obligations of the Pledgor being the "Obligations").

     SECTION 3. Delivery of Pledged Shares. All certificates or instruments representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of the Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in forms and substance satisfactory to the Pledgee. In addition, the Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

     SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

     (a) The Pledgor is the legal and beneficial owner of the Pledged Shares free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

     (b) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Shares, securing the payment of the Obligations.

                  SECTION 5. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Pledgee may reasonably request, in order to perfect and protect any security interest granted or purported to be g ranted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Shares.

     SECTION 6. Voting Rights; Dividends; Etc. (a) So long as no default exists under the Note:

          (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares.

          (ii) The Pledgor shall be entitled to receive and retain any and all dividends in respect of the Pledged Shares, provided, however, that any and all dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Shares, and any and all dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus shall be delivered to the Pledgee to hold as collateral as if such were Pledged Shares (such Collateral, together with the Pledged Shares, the "Pledged Collateral") and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Pledgee as Pledged Collateral in the same for as so received (with any necessary indorsement).

     (b) Upon the occurrence of a default under the Note, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section y(a)(i) and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section (a)(ii) shall cease, and all such rights shall thereupon become vested in the Pledgee who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged collateral such dividends, and all dividends which are received by the Pledgor contrary to the provisions of this Section (b) shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over the Agent as Pledged Collateral in the same form as so received with any necessary indorsement).

     SECTION 7. Pledgee Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Pledgee the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Pledgee's discretion, to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Pledge Shares and to give full discharge for the same, when and to the extent permitted by this Agreement.

     SECTION 8. Pledgee May Perform. If the Pledgor fails to perform any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor under Section 11.

     SECTION 9. Reasonable Care. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Pledgee accords its own property, it being understood that the Pledgee shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral.

     SECTION 10. Remedies upon Default. If any default under the Note shall have occurred:

     (a) The Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of California at that time (in compliance with all applicable securities laws), and the Pledgee may also, without notice except as specified below, sell (in compliance with all applicable securities laws) the Pledged collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Pledgee may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.

     (b) Any cash held by the Pledgee as Pledged Collateral and all cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Pledgee, be held by the Pledgee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Pledgee pursuant to Section 11) in whole or in part by the Pledgee against all or any part of the Obligations in such order as the Pledgee shall elect. Any surplus of such cash or cash proceeds held by the Pledgee and remaining after payment in full of all the Obligations shall be paid over the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION 11. Expenses. The Pledgor will upon demand pay to the Pledgee the amount of any and all reasonable expenses, including the fees and expenses of its counsel and of any agents, which the Pledgee may incur in connection with
(i) the custody of, or the sale or other realization upon, any of the Pledged collateral, (ii) the exercise or enforcement of any of the rights of the Pledgee, or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof.

     SECTION 12. Security Interest Absolute. All rights of the Pledgee and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional.

     SECTION 13. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 14. Addresses for Notices. Any notice or other communication to be given or made to the Pledgee hereunder shall be sent or otherwise communicated to the Pledgee at Xoma Corporation, Attention: Christopher Margolin, 1920 Seventh Street, Berkeley, California 94170, telecopy (510) 649-7571 or such other address and/or for such other attention as may be notified to the Pledgor in accordance with this Section. Any notice or other communication to be given to the Pledgor hereunder shall be sent or otherwise communicated to the Pledgor at 176 Edgewood, San Francisco, California 94117, or such other address and/or for such other attention as may be notified to the Pledgee in accordance with this Section. Any notice or other communication to be given or made pursuant to this Agreement may be given or made personally or by registered first class mail or by telecopier and shall be effective when actually received.

     SECTION 15. Continuing Security Interest; Assignments. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (I) remain in full force and effect until payment in full of the Obligations and
(ii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, and successors, transferees and assigns. Upon the payment in full of the Obligations, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     SECTION 16. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of California. Unless otherwise defined herein, terms defined in Article 9 of the Uniform Commercial Code in the State of California are used herein as therein defined.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

                                     /s/ Patrick J. Scannon
                                     PATRICK J. SCANNON, M.D., Ph.D.

                                     XOMA CORPORATION

                                     By /s/ John L. Castello
                                     John L. Castello
                                     Chairman of the Board,
                                     President and Chief
                                     Executive Officer